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EXHIBIT 10.2

CENTERSPAN COMMUNICATIONS CORPORATION

2000 NONQUALIFIED STOCK OPTION PLAN

SECTION 1.  PURPOSE

    The purpose of the CenterSpan Communications Corporation 2000 Nonqualified Stock Option Plan (the "Plan") is to enhance the long-term shareholder value of CenterSpan Communications Corporation, an Oregon corporation (the "Company"), by offering opportunities to selected persons to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2.  DEFINITIONS

    For purposes of the Plan, the following terms shall be defined as set forth below:

2.1  Board

    "Board" means the Board of Directors of the Company.

2.2  Cause

    "Cause," unless otherwise defined in an employment or services agreement between the Company or a Subsidiary and an Optionee, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.3  Code

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.4  Common Stock

    "Common Stock" means the common stock of the Company.

2.5  Corporate Transaction

    "Corporate Transaction" means any of the following events:

      (a) Consummation of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation, or pursuant to which shares of the Common Stock are converted into cash, securities or other property, if following such merger or consolidation the holders of the Company's outstanding voting securities immediately prior to such merger or consolidation own less than 66 2/3% of the outstanding voting securities of the surviving corporation;

      (b) Consummation of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary corporation (as the term "subsidiary corporation" is defined for purposes of Section 422 of the Code) of the Company; or

      (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

    Ownership of voting securities shall take into account and shall include ownership as determined by applying Rule 13d-3(d)(1)(i) (as in effect on the date of adoption of the Plan) under the Exchange Act.

2.6  Disability

    "Disability" means "disability" as that term is defined for purposes of Section 22(e)(3) of the Code.

2.7  Early Retirement

    "Early Retirement" means early retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.8  Exchange Act

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.9  Fair Market Value

    The "Fair Market Value" shall be as established in good faith by the Plan Administrator or (a) if the Common Stock is listed on the Nasdaq National Market, the closing per share sales price for the Common Stock as reported by the Nasdaq National Market for a single trading day or (b) if the Common Stock is listed on the New York Stock Exchange or the American Stock Exchange, the closing per share sales price for the Common Stock as such price is officially quoted in the composite tape of transactions on such exchange for a single trading day. If there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of the Fair Market Value.

2.10  Good Reason

    "Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Corporation to cure such event or condition within 30 days after receipt of written notice by the Optionee:

      (a) a change in the Optionee's status, title, position or responsibilities (including reporting responsibilities) that, in the Optionee's reasonable judgment, represents a substantial reduction in the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Optionee of any duties or responsibilities that, in the Optionee's reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal of the Optionee from or failure to reappoint or reelect the Optionee to any of such positions, except in connection with the termination of the Optionee's employment for Cause, for Disability or as a result of his or her death, or by the Optionee other than for Good Reason;

      (b) a reduction in the Optionee's annual base salary;

      (c) the Successor Corporation's requiring the Optionee (without the Optionee's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Successor Corporation's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

      (d) the Successor Corporation's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Optionee was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the

  Optionee with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction;

      (e) any material breach by the Successor Corporation of its obligations to the Optionee under the Plan or any substantially equivalent plan of the Successor Corporation; or

      (f)  any purported termination of the Optionee's employment or services for Cause by the Successor Corporation that does not comply with the terms of the Plan or any substantially equivalent plan of the Successor Corporation.

2.11  Grant Date

    "Grant Date" means the date the Plan Administrator adopted the granting resolution or a later date designated in a resolution of the Plan Administrator as the date an Option is to be granted.

2.12  Officer

    "Officer" means a person who, as of the Grant Date, is an officer of the Company for purposes of Nasdaq Marketplace Rule 4460(i)(1)(A).

2.13  Option

    "Option" means the right to purchase Common Stock granted under Section 7. An Option is not intended to qualify as an "incentive stock option" as that term is defined for purposes of Section 422 of the Code.

2.14  Optionee

    "Optionee" means the person to whom an Option is granted.

2.15  Plan Administrator

    "Plan Administrator" means the Board or any committee of the Board designated to administer the Plan under Section 3.1.

2.16  Retirement

    "Retirement" means retirement as of the individual's normal retirement date as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

2.17  Securities Act

    "Securities Act" means the Securities Act of 1933, as amended.

2.18  Subsidiary

    "Subsidiary" means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.19  Successor Corporation

    "Successor Corporation" has the meaning set forth in Section 9.2.

2.20  Vesting Commencement Date

    "Vesting Commencement Date" means the Grant Date or such other date selected by the Plan Administrator as the date from which an Option begins to vest for purposes of Section 7.3.

SECTION 3.  ADMINISTRATION

3.1  Plan Administrator

    The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Plan Administrator and the membership of any committee acting as Plan Administrator, with respect to any persons subject or likely to become subject to Section 16 of the Exchange Act, the provisions regarding (a) "outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

3.2  Administration and Interpretation by the Plan Administrator

    Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restrictions and limitations, if any, of an Option and the terms of any instrument that evidences the Option. The Plan Administrator shall also have exclusive authority to interpret the Plan and the terms of any instrument that evidences the Option and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Officers as it so determines.

SECTION 4.  STOCK SUBJECT TO THE PLAN

4.1  Authorized Number of Shares

    (a) Subject to adjustment from time to time as provided in Section 9.1, a maximum of 900,000 shares of Common Stock may be delivered to Optionees and their beneficiaries under the Plan.

    (b) If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

    (c) Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Subsidiary acquiring another entity (or an interest in another entity).

    (d) Shares issued under the Plan shall be drawn from authorized and unissued shares or shares subsequently acquired by the Company.

4.2  Limitations

    In any given three-year period running from October 1 to the third following September 30 (the "Limit Period"), Officers and directors of the Company shall not receive Options for more than 49% of the shares of Common Stock subject to Options that are granted to all Optionees during any single Limit Period.

4.3  Reuse of Shares

    Any shares of Common Stock that have been made subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option to the extent it is exercised for shares) shall again be available for issuance in connection with future grants of Options under the Plan.

SECTION 5.  ELIGIBILITY

    Options may be granted under the Plan to those Officers, directors and employees of the Company and its Subsidiaries as the Plan Administrator from time to time selects; provided, however, that grants to Officers and directors shall comply with the limits set forth in Section 4.2. Options may also be granted to consultants, agents, advisors and independent contractors who provide services to the Company and its Subsidiaries.

SECTION 6.  ACQUIRED COMPANY OPTIONS

    Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Options under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities ("Acquired Entities") (or the parent of the Acquired Entity) and the new Option is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Optionees.

SECTION 7.  TERMS AND CONDITIONS OF OPTIONS

7.1  Option Exercise Price

    The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator.

7.2  Term of Options

    The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.3  Exercise of Options

    The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall vest and become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Optionee's Continuous Employment or Service With the Company or Its Subsidiaries From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After six months	1/6
Each additional one-month period of continuous service completed thereafter	An additional 1/36th
After 3 years	100%

    The Plan Administrator, in its sole discretion, may adjust the vesting schedule of an Option held by an Optionee who works less than "full-time" as that term is defined by the Plan Administrator or who takes a Company-approved leave of absence.

    To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.4. The Plan Administrator may determine at any time that an Option may not be exercised as to less than 100 shares at any one time (or the lesser number of remaining shares covered by the Option).

7.4  Payment of Exercise Price

    The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash or by check or, unless the Plan Administrator in its sole discretion determines otherwise, either at the time the Option is granted or at any time before it is exercised, a combination of cash and/or check (if any) and one or both of the following alternative forms: (a) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) Common Stock already owned by the Optionee for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price or (b) if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions, to (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board. In addition, the exercise price for shares purchased under an Option may be paid, either singly or in combination with one or more of the alternative forms of payment authorized by this Section 7.4, by such other consideration as the Plan Administrator may permit.

7.5  Post-Termination Exercises

    The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if an Optionee ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time.

    In case of termination of the Optionee's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Optionee at the date of such termination, only (a) within one year if the termination of the Optionee's employment or services is coincident with Retirement, Early Retirement at the Company's request or Disability or (b) within three months after the date the Optionee ceases to be an employee, director, Officer, consultant, agent, advisor or independent contractor of the Company or a Subsidiary if termination of the Optionee's employment or services is for any reason other than Retirement, Early Retirement at the Company's request or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Optionee's death may be exercised, to the extent of the number of shares purchasable by the Optionee at the date of the Optionee's death, by the personal representative of the Optionee's estate, the person(s) to whom the Optionee's rights under the Option have passed by will or the applicable laws of descent and distribution or the beneficiary designated pursuant to Section 8 at any time or from time to time within one year after the date of death, but in no event later than the remaining term of the Option. Any portion of an Option that is not exercisable on the date of termination of the Optionee's employment or services shall terminate on such date, unless the Plan Administrator determines otherwise. In case of termination of the Optionee's employment or services for Cause, the Option shall automatically terminate upon first notification to the Optionee of such termination, unless the Plan Administrator determines otherwise. If an Optionee's employment or services with the Company are suspended pending an investigation of whether the Optionee shall be terminated for Cause, all the Optionee's rights under any Option likewise shall be suspended during the period of investigation.

    A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. The effect of a Company-approved leave of absence on the terms and conditions of an Option shall be determined by the Plan Administrator, in its sole discretion.

SECTION 8.  ASSIGNABILITY

    No Option granted under the Plan may be assigned, pledged or transferred by the Optionee other than by will or by the applicable laws of descent and distribution, and, during the Optionee's lifetime, such Option may be exercised only by the Optionee or a permitted assignee or transferee of the Optionee (as provided below). Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit an Optionee to designate a beneficiary who may exercise the Option after the Optionee's death; provided, however, that any Option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the Option.

SECTION 9.  ADJUSTMENTS

9.1  Adjustment of Shares

    In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (a) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or of any other corporation or (b) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan

Administrator shall make proportional adjustments in (i) the maximum number and kind of securities subject to the Plan as set forth in Section 4.1 and (ii) the number and kind of securities that are subject to any outstanding Option and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a Corporate Transaction shall not be governed by this Section 9.1 but shall be governed by Section 9.2.

9.2  Corporate Transaction

    (a) Except as otherwise provided in the instrument that evidences the Option, in the event of any Corporate Transaction, each Option that is at the time outstanding shall automatically accelerate so that each such Option shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested and exercisable.

    (b) Such Option shall not so accelerate, however, if and to the extent that such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof (the "Successor Corporation") or to be replaced with a comparable award for the purchase of shares of the capital stock of the Successor Corporation. The determination of Option comparability shall be made by the Plan Administrator, and its determination shall be conclusive and binding. Any such Options granted to an "executive officer" (as that term is defined for purposes of Section 16 of the Exchange Act) of the Company that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event that the Optionee's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Successor Corporation for Cause or by the Optionee voluntarily without Good Reason.

    (c) All such Options shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the Successor Corporation.

    (d) The acceleration will not occur if, in the opinion of the Company's outside accountants, it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment and for which such accounting treatment is desired.

9.3  Further Adjustment of Options

    Subject to Section 9.2, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Optionees, with respect to Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise and other modifications, and the Plan Administrator may take such actions with respect to all Optionees, to certain categories of Optionees or only to individual Optionees. The Plan Administrator may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

9.4  Limitations

    The grant of Options will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 10.  WITHHOLDING

    The Company may require the Optionee to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant or exercise of any Option. Subject to the Plan and applicable law, the Plan Administrator may, in its sole discretion, permit the Optionee to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock (up to the employer's minimum required tax withholding rate) or by transferring shares of Common Stock to the Company (up to the employer's minimum required tax withholding rate to the extent the Optionee has held the surrendered shares for less than six months), in such amounts as are equivalent to the Fair Market Value of the withholding obligation. The Company shall have the right to withhold from any shares of Common Stock issuable pursuant to an Option or from any cash amounts otherwise due or to become due from the Company to the Optionee an amount equal to such taxes.

SECTION 11.  AMENDMENT AND TERMINATION OF PLAN

11.1  Amendment of Plan

    The Plan may be amended only by the Board in such respects as it shall deem advisable; provided, however, that shareholder approval shall be obtained to the extent required by any applicable law or regulation.

11.2  Termination of Plan

    The Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date.

11.3  Consent of Optionee

    The amendment or termination of the Plan shall not, without the consent of the Optionee, impair or diminish any rights or obligations under any Option theretofore granted under the Plan.

SECTION 12.  GENERAL

12.1  Option Agreements

    Options granted under the Plan shall be evidenced by a written agreement that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

12.2  Continued Employment or Services; Rights in Options

    None of the Plan, participation in the Plan or any action of the Plan Administrator taken under the Plan shall be construed as giving any person any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of any person.

12.3  Registration

    The Company shall be under no obligation to any Optionee to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

    Inability of the Company to obtain, from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

12.4  No Rights as a Shareholder

    No Option shall entitle the Optionee to any dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Option, free of all applicable restrictions.

12.5  Compliance With Laws and Regulations

    Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Optionees who are Officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Optionees.

12.6  No Trust or Fund

    The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Optionee, and no Optionee shall have any rights that are greater than those of a general unsecured creditor of the Company.

12.7  Severability

    If any provision of the Plan or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Option under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and any such Option shall remain in full force and effect.

12.8  Optionees in Other Countries

    The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Subsidiary may operate to assure the viability of the benefits from Options granted to Optionees employed in such countries and to meet the objectives of the Plan.

SECTION 13.  EFFECTIVE DATE

    The Plan's effective date is the date on which it is adopted by the Board.

    Adopted by the Board on __________, 2000.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS

Date of Adoption/ Amendment/ Adjustment	Section	Effect of Amendment	Date of Shareholder Approval
Not required.

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CENTERSPAN COMMUNICATIONS CORPORATION 2000 NONQUALIFIED STOCK OPTION PLAN SECTION 1. PURPOSE
SECTION 2. DEFINITIONS
  2.1 Board
  2.2 Cause
  2.3 Code
  2.4 Common Stock
  2.5 Corporate Transaction
  2.6 Disability
  2.7 Early Retirement
  2.8 Exchange Act
  2.9 Fair Market Value
  2.10 Good Reason
  2.11 Grant Date
  2.12 Officer
  2.13 Option
  2.14 Optionee
  2.15 Plan Administrator
  2.16 Retirement
  2.17 Securities Act
  2.18 Subsidiary
  2.19 Successor Corporation
  2.20 Vesting Commencement Date
SECTION 3. ADMINISTRATION
  3.1 Plan Administrator
  3.2 Administration and Interpretation by the Plan Administrator
SECTION 4. STOCK SUBJECT TO THE PLAN
  4.1 Authorized Number of Shares
  4.2 Limitations
  4.3 Reuse of Shares
SECTION 5. ELIGIBILITY
SECTION 6. ACQUIRED COMPANY OPTIONS
SECTION 7. TERMS AND CONDITIONS OF OPTIONS
  7.1 Option Exercise Price
  7.2 Term of Options
  7.3 Exercise of Options
  7.4 Payment of Exercise Price
  7.5 Post-Termination Exercises
SECTION 8. ASSIGNABILITY
SECTION 9. ADJUSTMENTS
  9.1 Adjustment of Shares
  9.2 Corporate Transaction
  9.3 Further Adjustment of Options
  9.4 Limitations
SECTION 10. WITHHOLDING
SECTION 11. AMENDMENT AND TERMINATION OF PLAN
  11.1 Amendment of Plan
  11.2 Termination of Plan
  11.3 Consent of Optionee
SECTION 12. GENERAL
  12.1 Option Agreements
  12.2 Continued Employment or Services; Rights in Options
  12.3 Registration
  12.4 No Rights as a Shareholder
  12.5 Compliance With Laws and Regulations
  12.6 No Trust or Fund
  12.7 Severability
  12.8 Optionees in Other Countries
SECTION 13. EFFECTIVE DATE
PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS